HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
SECOND QUARTER 2019 RESULTS
- Second Quarter 2019 Comparable Portfolio RevPAR Growth of 3.0% -
- Recently Renovated Hotels Average 19% RevPAR Growth -
- Philadelphia and Boston Clusters Drive Results -

Philadelphia, PA, July 30, 2019 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations, today announced results for the second quarter ended June 30, 2019.
Second Quarter 2019 Financial Results

Net loss applicable to common shareholders was ($443K), or ($0.02) per diluted common share, in second quarter 2019, compared to net income applicable to common shareholders of $6.5 million, or $0.16 per diluted common share, in second quarter 2018. The loss in net income during the second quarter was primarily attributable to increased income tax expense in the second quarter 2019. In the second quarter 2018, net income benefitted from a non-recurring gain of $6.4 million from insurance recoveries related to business interruption at several of the Company’s South Florida hotels impacted by Hurricane Irma.

AFFO in the second quarter 2019 was $33.4 million compared to $36.9 million in the second quarter 2018. AFFO per diluted common share and OP Unit in the second quarter 2019 was $0.77, a 10.5% decrease from AFFO per diluted common share and OP Unit of $0.86 in the second quarter 2018. Excluding the gain from insurance settlements, AFFO increased by $2.9 million or 9.5% during the second quarter 2019. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Despite more challenging industry fundamentals than anticipated, our portfolio reported results in-line with our internal forecasts and we consistently outperformed our markets during the quarter. Our 3.0% comparable portfolio RevPAR growth was primarily driven by robust performance from our recently renovated hotels and from our Philadelphia and Boston clusters that exhibited strong growth for the second-consecutive quarter. We allocated $77 million to reposition and unlock the long-term growth potential of seven legacy assets and we are achieving our targeted Return on Investment for these expenditures. During the second quarter, these seven hotels continued their upward trajectory from last quarter and posted a weighted average RevPAR growth of 19.0% with 470 basis points of EBITDA margin growth. In Philadelphia, our cluster registered 11.8% RevPAR growth driven by The Rittenhouse following its significant ROI-generating enhancement in 2018. While up in Boston, continued growth at The Envoy led to 5.7% RevPAR growth for our cluster, outperforming the Boston market by 120 basis points.”

Mr. Shah continued, “We witnessed a strong start to the year and the quarter in South Florida but the robust demand we witnessed during the first quarter dissipated after Easter leading to significantly softer demand which weighed on results. Notwithstanding this pause in short-term demand growth, we remain confident in the long-term fundamentals of South Florida and are constructive on our forecasts for our entire South Florida cluster in 2020. Despite another challenging quarter in Washington, DC, we believe that the market softness will abate during the back half of the year. We are more optimistic on our portfolio performance for the third and fourth quarter based on the group calendar and our current transient booking pace. We anticipate a continued low-growth environment across the country in the second half of 2019, however, we are encouraged by our portfolio’s ability to continue to outperform in each of our markets through our proprietary revenue and asset management initiatives coupled with embedded ramp up from our recent renovations.”

Second Quarter 2019 Operating Results

Revenue per available room (“RevPAR”) at the Company's 37 comparable hotels increased 3.0% to $214.36 in the second quarter 2019. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 0.9% to $247.53, while occupancy grew 175 basis points to 86.6%. Hotel EBITDA margins for the comparable hotel portfolio remained consistent at 37.8%.

Markets

Our Philadelphia portfolio was our best performing cluster for the second-consecutive quarter, growing RevPAR by 11.8% and outperforming the market by 720 basis points. The Rittenhouse Hotel continued to benefit from its renovation in 2018 while the Hampton Inn Convention Center captured growth during this year’s strongest convention calendar quarter. The Rittenhouse grew RevPAR by 20.4% driven by an ADR increase of 12.9% to $532.90 while the Hampton Inn generated 9.7% RevPAR growth on a 4.5% ADR increase and 443 basis points of occupancy growth to 92.9%. The Westin also benefitted from increased compression in the market, growing RevPAR by 14.5% on 11.2% ADR growth. We remain bullish on the Philadelphia market and we believe our recently refreshed cluster of hotels is well positioned to capture occupancy and rate with increased demand driven by the city’s strongest convention calendar since the convention center’s expansion in 2011.

Our Boston hotel portfolio reported 5.7% RevPAR growth, outperforming the market by 120 basis points, driven by 5.3% ADR growth to $299.74. Despite the Easter shift and new supply impacting the market, our cluster was able to generate significant outperformance during the quarter. This was led by The Envoy which continued its operational strength and grew RevPAR by 9.5% driven by 9.4% ADR growth.

Our New York City portfolio, which includes nine hotels across the five boroughs, reported a RevPAR decline of 1.5% to $235.19, driven by ADR loss of 1.5% while occupancy remained very strong at 96.0%. Hotel EBITDA margins for the Company’s comparable New York City portfolio increased 80 basis points during the quarter due to operational efficiencies at our JFK cluster, Duane Street and the Hampton Inn Seaport.

Financing

As of June 30, 2019, the Company maintained significant financial flexibility with approximately $36.8 million of cash and cash equivalents and ample capacity on the Company’s $250 million senior unsecured revolving line of credit. As of June 30, 2019, 86.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 4.37% and a weighted average life-to-maturity of approximately 3.0 years.

On June 7, 2019, the Company successfully refinanced the existing debt on its Hyatt Union Square asset and subsequent to the end of the quarter the Company also refinanced it existing debt on the Hilton Garden Inn Tribeca. At the Hyatt Union Square, the Company entered into a $56.0 million mortgage loan at a 4.17% fixed interest rate that matures in June 2023, while at the Hilton Garden Inn Tribeca, the Company entered into a $45.45 million mortgage loan at a 4.02% fixed interest rate that matures in July 2024.

These refinancings allowed the Company to simultaneously reduce its interest expense and extend out the duration of these loans.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the second quarter ending June 30, 2019. The preferred share dividends were paid July 15, 2019 to holders of record as of July 1, 2019.

The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the second quarter ending June 30, 2019. These common share dividends and limited partnership unit distributions were paid July 15, 2019 to holders of record as of June 28, 2019.

Third Quarter and Full-Year 2019 Outlook

The Company is providing its operating and financial expectations for the third quarter and full-year 2019 following its second quarter 2019 performance. The Company’s expectations do not build in any acquisitions, dispositions or capital market activities for 2019. Based on management’s current outlook for its hotels and the markets in which it operates, the Company’s 2019 expectations are as follows:

	Q3 '19 Outlook		2019 Outlook
($'s in millions except per share amounts)	Low	High	Low	High
Net income Applicable to Common Shareholders	$(6.0)	$(4.0)	$(25.5)	$(20.5)
Net income per share	$(0.15)	$(0.10)	$(0.65)	$(0.52)

Comparable Property RevPAR Growth	1.5%	3.0%	1.5%	2.5%
Comparable Property EBITDA Margin Growth	0.0%	0.5%	(0.25)%	0.25%

Adjusted EBITDA	$45.5	$47.5	$172.5	$177.5

Adjusted FFO	$24.5	$26.5	$90.0	$95.0
Adjusted FFO per share	$0.56	$0.61	$2.07	$2.19

*For detailed reconciliations of the Company’s 2019 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2019 Outlook”

Second Quarter 2019 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Wednesday, July 31, 2019. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 2146908 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Wednesday, July 31, 2019, through 11:59 PM Eastern Time on Friday, August 30, 2019. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10131953. A replay of the webcast will be available on the Company’s website for a limited time.
About Hersha Hospitality Trust
Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations. The Company's 48 hotels totaling 7,644 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.
Non-GAAP Financial Measures
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2019 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2019 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of July 30, 2019, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	June 30, 2019	December 31, 2018
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,999,650	$2,026,659
Investment in Unconsolidated Joint Ventures	6,984	4,004
Cash and Cash Equivalents	36,780	32,598
Escrow Deposits	10,767	8,185
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $0 and $188	10,566	10,241
Due from Related Parties	5,747	3,294
Intangible Assets, Net of Accumulated Amortization of $6,324 and $7,308	2,333	13,644
Right of Use Asset	45,990	—
Other Assets	37,657	40,005
Total Assets	$2,156,474	$2,138,630

Liabilities and Equity:
Line of Credit	$37,000	$10,000
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	698,559	698,202
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,710	50,684
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	333,133	334,145
Lease Liability	54,861	—
Accounts Payable, Accrued Expenses and Other Liabilities	50,070	70,947
Dividends and Distributions Payable	17,222	17,129
Total Liabilities	$1,241,555	$1,181,107

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$2,856	$2,708

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at June 30, 2019 and December 31, 2018, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at June 30, 2019 and December 31, 2018; 39,240,924 and 39,458,626 Shares Issued and Outstanding at June 30, 2019 and December 31, 2018, respectively	393	395
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2019 and December 31, 2018	—	—
Accumulated Other Comprehensive Income	(3,285)	4,227
Additional Paid-in Capital	1,152,939	1,155,776
Distributions in Excess of Net Income	(302,705)	(267,740)
Total Shareholders' Equity	847,489	892,805

Noncontrolling Interests - Common Units and LTIP Units	64,574	62,010

Total Equity	912,063	954,815

Total Liabilities and Equity	$2,156,474	$2,138,630

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Hotel Operating Revenues:
Room	$118,980	$109,492	$210,465	$188,540
Food & Beverage	18,253	17,001	32,481	30,539
Other Operating Revenues	10,280	7,269	19,210	14,198
Total Hotel Operating Revenues	147,513	133,762	262,156	233,277
Other Revenue	(12)	78	138	202
Total Revenues	147,501	133,840	262,294	233,479
Operating Expenses:
Hotel Operating Expenses:
Room	24,013	22,945	46,103	42,301
Food & Beverage	13,990	13,331	26,822	25,182
Other Operating Revenues	44,607	40,383	84,796	75,958
Total Hotel Operating Expenses	82,610	76,659	157,721	143,441
Gain on Insurance Settlements	—	(6,363)	—	(6,363)
Hotel Ground Rent	1,114	1349	2,224	2,277
Real Estate and Personal Property Taxes and Property Insurance	8,997	8,129	18,394	16,421
General and Administrative	4,626	4,462	8,268	7,945
Share Based Compensation	3,474	3,123	5,432	4,729
Acquisition and Terminated Transaction Costs	—	2	—	2
Depreciation and Amortization	23,964	22,061	48,092	43,600
Total Operating Expenses	124,785	109,422	240,131	212,052

Operating Income	22,716	24,418	22,163	21,427

Interest Income	58	20	141	45
Interest Expense	(13,325)	(11,879)	(26,223)	(23,251)
Other Income (Expense)	(124)	(75)	(83)	(734)
Gain on Disposition of Hotel Properties	—	(14)	—	3,403
Loss on Debt Extinguishment	(34)	—	(34)	(22)
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	9,291	12,470	(4,036)	868
Income from Unconsolidated Joint Venture Investments	299	537	480	336

Income (Loss) before Income Taxes	9,590	13,007	(3,556)	1,204
Income Tax (Expense) Benefit	(4,031)	(1,170)	1,233	1,485
Net Income (Loss)	5,559	11,837	(2,323)	2,689
Loss (Income) Allocated to Noncontrolling Interests
Common Units	49	(500)	1112	604
Consolidated Joint Venture	(8)	1,200	152	1,200
Preferred Distributions	(6,043)	(6,043)	(12,087)	(12,087)

Net (Loss) Income Applicable to Common Shareholders	$(443)	$6,494	$(13,146)	$(7,594)

Earnings per Share:
BASIC
Net (Loss) Income Applicable to Common Shareholders	$(0.02)	$0.16	$(0.35)	$(0.20)
DILUTED
Net (Loss) Income Applicable to Common Shareholders	$(0.02)	$0.16	$(0.35)	$(0.20)

Weighted Average Common Shares Outstanding:
Basic	39,127,385	39,246,946	39,121,421	39,440,481
Diluted	39,127,385	39,926,099	39,121,421	39,440,481

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•adding back non-cash share based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of deferred financing costs;
•adding back adjustments for the amortization of discounts and premiums;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net (loss) income applicable to common shares	$(443)	$6,494	$(13,146)	$(7,594)
Loss allocated to noncontrolling interest	(41)	(700)	(1,264)	(1,804)
Income from unconsolidated joint ventures	(299)	(537)	(480)	(336)
Loss (gain) on disposition of hotel properties	—	14	—	(3,403)
Depreciation and amortization	23,964	22,061	48,092	43,600
Funds from consolidated hotel operations applicable to common shares and Partnership units	23,181	27,332	33,202	30,463

Income (loss) from unconsolidated joint venture investments	299	537	480	336
Unrecognized pro rata interest in (loss) income of unconsolidated joint venture	(36)	134	(3,009)	(3,926)
Depreciation and amortization of difference between purchase price and historical cost	23	23	47	47
Interest in depreciation and amortization of unconsolidated joint ventures	1,292	1,054	2,574	2,106
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,578	1,748	92	(1,437)

Funds from Operations applicable to common shares and Partnership units	24,759	29,080	33,294	29,026

Income tax expense (benefit)	4,031	1,170	(1,233)	(1,485)
Non-cash share based compensation expense	3,474	3,123	5,432	4,729
Acquisition and terminated transaction costs	—	2	—	2
Amortization of deferred financing costs	560	571	1,134	1,129
Amortization of discounts and premiums	(121)	(125)	(243)	(251)
Deferred financing costs and debt premium written off in debt extinguishment	34	—	34	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	202	154	404	2,657
Straight-line amortization of lease expense	162	451	325	681
Net operating loss incurred on non-operating properties	329	2455	627	3,044

Adjusted Funds from Operations	$33,430	$36,881	$39,774	$39,554

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.77	$0.86	$0.92	$0.91

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,443,916	43,009,365	43,396,004	43,231,339

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net income (loss)	$5,559	$11,837	$(2,323)	$2,689
Income from unconsolidated joint ventures	(299)	(537)	(480)	(336)
Interest expense	13,325	11,879	26,223	23,251
Non-operating interest income	(58)	(20)	(141)	(45)
Income tax expense (benefit)	4,031	1,170	(1,233)	(1,485)
Depreciation and amortization	23,964	22,061	48,092	43,600
EBITDA from consolidated hotel operations	46,522	46,390	70,138	67,674
Gain on disposition of hotel properties	—	14	—	(3,403)
EBITDAre from consolidated hotel operations	46,522	46,404	70,138	64,271
Income from unconsolidated joint venture investments	299	537	480	336
Unrecognized pro rata interest in (loss) income of unconsolidated joint venture	(36)	134	(3,009)	(3,925)
Depreciation and amortization of difference between purchase price and historical cost	23	23	47	47
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,410	2,917	6,800	5,569
EBITDAre from unconsolidated joint venture operations	3,696	3,611	4,318	2,027
EBITDAre	50,218	50,015	74,456	66,298
Non-cash share based compensation expense	3,474	3,123	5,432	4,729
Acquisition and terminated transaction costs	—	2	—	2
Deferred financing costs and debt premium written off in debt extinguishment	34	—	34	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	202	154	404	2,657
Straight-line amortization of lease expense	162	451	325	681
Net operating loss incurred on non-operating properties	329	2,455	627	3,044
Adjusted EBITDA	$54,419	$56,200	$81,278	$77,433

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Operating income	$22,716	$24,418	$22,163	$21,427
Other revenue	12	(78)	(138)	(202)
Gain on insurance settlement	—	(6,363)	—	(6,363)
Depreciation and amortization	23,964	22,061	48,092	43,600
General and administrative	4,626	4,462	8,268	7,945
Share based compensation	3,474	3,123	5,432	4,729
Acquisition and terminated transaction costs	—	2	—	2
Straight-line amortization of ground lease expense	162	451	325	681
Other	(304)	50	(347)	(267)

Hotel EBITDA	$54,650	$48,126	$83,795	$71,552

Reconciliation of Non-GAAP Financial Measures Included in 2019 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q3 2019 Outlook
(in millions, except per share data)	Low	High
Net (loss) income applicable to common shareholders	$(6.0)	$(4.0)
(Loss) income allocated to noncontrolling interests	(0.5)	(0.3)
Income from unconsolidated joint ventures	(0.4)	(0.5)
Depreciation and amortization	24.6	24.6
Funds from consolidated hotel operations applicable to common shares and Partnership units	17.7	19.8

Income from unconsolidated joint venture investments	0.4	0.5
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	0.9	0.9
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.3	1.4

Funds from Operations applicable to common shares and Partnership units	19.0	21.2

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	2.6	2.6
Straight-line amortization of ground lease expense	0.2	0.2
Income tax expense	1.7	1.9
Amortization of deferred financing costs	0.6	0.6
Other	0.2	(0.2)
Adjusted Funds from Operations	$24.5	$26.5

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.56	$0.61

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.4	43.4

Adjusted EBITDA
	Q3 2019 Outlook
($'s in millions)	Low	High
Net (loss) income applicable to common shareholders	$(6.0)	$(4.0)
(Loss) Income allocated to noncontrolling interests	(0.5)	(0.3)
Preferred distributions	6.0	6.0
Net (loss) income	(0.5)	1.7
Loss from unconsolidated joint ventures	(0.4)	(0.5)
Interest expense	13.2	13.2
Non-operating interest income	(0.04)	(0.04)
Income tax expense	1.7	1.9
Depreciation and amortization	24.6	24.6
EBITDAre from consolidated hotel operations	38.6	40.9
Income from unconsolidated joint venture investments	0.4	0.5
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	3.0	3.0
EBITDAre from unconsolidated joint venture hotel operations	3.4	3.5

EBITDAre	42.0	44.4

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	2.6	2.6
Straight-line amortization of ground lease expense	0.2	0.2
Other	0.5	0.1
Adjusted EBITDA	$45.5	$47.5

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	FY 2019 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shareholders	$(25.5)	$(20.5)
Loss allocated to noncontrolling interests	(1.9)	(1.7)
Income from unconsolidated joint ventures	(1.1)	(1.2)
Depreciation and amortization	97.3	97.3
Funds from consolidated hotel operations applicable to common shares and Partnership units	68.8	73.9

Income from unconsolidated joint venture investments	1.1	1.2
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	1.8	1.8
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	3.0	3.1

Funds from Operations applicable to common shares and Partnership units	71.8	77.0

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	13.0	13.0
Straight-line amortization of ground lease expense	0.6	0.6
Income tax expense	1.3	1.4
Amortization of deferred financing costs	2.3	2.3
Net operating loss incurred on non-operating properties	0.6	0.6
Other	(0.4)	(0.7)
Adjusted Funds from Operations	$90.0	$95.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$2.07	$2.19

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.4	43.4

Adjusted EBITDA
FY 2019 Outlook
($'s in millions)	Low	High
Net loss applicable to common shareholders	$(25.5)	$(20.5)
Loss allocated to noncontrolling interests	(1.9)	(1.7)
Preferred distributions	24.2	24.2
Net (loss) income	(3.2)	2.0
Income from unconsolidated joint ventures	(1.1)	(1.2)
Interest expense	52.2	52.2
Non-operating interest income	(0.2)	(0.2)
Income tax expense	1.3	1.4
Depreciation and amortization	97.3	97.3
EBITDAre from consolidated hotel operations	146.3	151.5

Income from unconsolidated joint venture investments	1.1	1.2
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	10.0	10.0
EBITDAre from unconsolidated joint venture hotel operations	11.2	11.3

EBITDAre	157.5	162.8

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	13.0	13.0
Straight-line amortization of ground lease expense	0.6	0.6
Net operating loss incurred on non-operating properties	0.6	0.6
Other	—	(0.3)
Adjusted EBITDA	$172.5	$177.5

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046